Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

155 NORTH WACKER DRIVE CHICAGO, ILLINOIS 60606-1720 _______ TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com November 5, 2019

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New Senior Investment Group Inc.

55 West 46th Street, Suite 2204

New York, New York 10036

Re: Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain U.S. federal income tax considerations in connection with the filing by New Senior Investment Group Inc., a Delaware corporation (“New Senior”), of a shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).

We have acted as tax counsel to New Senior in connection with the preparation and filing of the Registration Statement and certain other documents. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of New Senior (the “New Senior Officers’ Certificate”) relating to, among other things, the actual and proposed operations of New Senior and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). Moreover, we are, at your request, relying on the accuracy and completeness of all information provided in (i) certificates executed by officers of FHC Property Management LLC (“FHC”) on each of June 20, 2019, November 6, 2014, and July 18, 2012 (such certificates, the “FHC Certificates”) and (ii) a certificate, dated June 20, 2018, executed by officers of Drive Shack Inc. (f/k/a Newcastle Investment Corp.), a Maryland corporation (“Drive Shack,” and such certificate, the “Drive Shack Officers’ Certificate,” and, collectively with the New Senior Officers’ Certificate and the FHC Certificates, the “Officers’ Certificates”). For purposes of our opinion, although we are not aware of any facts inconsistent with the statements

New Senior Investment Group Inc.

November 5, 2019

in the Officers’ Certificates, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificates, the Registration Statement, or in any other document. In particular, we note that the Company, FHC, and Drive Shack have engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, relied on your representations and the representations of Drive Shack and FHC, as the case may be, that the information presented in the Officers’ Certificates, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describes all material facts with respect to the matters addressed in the Officers’ Certificates. We have assumed that all facts, statements, representations and covenants presented in such documents are true without regard to any qualification as to knowledge, belief, intent, materiality or otherwise. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificates may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) New Senior and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which they were formed and in the manner described in the relevant organizational documents, (ii) Drive Shack, and each of the entities in which it holds, or has held, a direct or indirect interest, has been and will continue to be operated in accordance with the laws of the jurisdiction in which they were formed in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Delaware, the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company or Drive Shack and the entities in which each of the Company or Drive Shack holds, or has held, a direct or indirect interest, have been formed, and (iv) each of the written agreements to which the Company or Drive Shack or the entities in which each of the Company or Drive Shack holds, or has held, a direct or indirect interest, is a party will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS, or, if challenged, by a court.

New Senior Investment Group Inc.

November 5, 2019

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. In addition, we express no opinion on any issue relating to New Senior or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that, commencing with New Senior’s initial taxable year ended December 31, 2014, New Senior has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its actual method of operation through the date hereof has enabled, and its proposed method of operation will enable, it to continue to meet the requirements for qualification and taxation as a REIT.

As noted in the Registration Statement, New Senior’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of New Senior’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

In addition, and as noted in the Registration Statement, New Senior’s ability to qualify as a REIT under the Code may depend on Drive Shack’s qualification as a REIT for the 2015 and earlier taxable years. We previously issued an opinion to Drive Shack, dated June 20, 2018 (the “Drive Shack Opinion”), to the effect that, commencing with Drive Shack’s initial taxable year ended December 31, 2002 (the “First Covered Year”) and ending with Drive Shack’s taxable year ended December 31, 2015 (the “Last Covered Year,” and the period commencing with the First Covered Year through and including the Last Covered Year, the “Covered Period”), Drive Shack was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled it to meet the requirements for qualification and taxation as a REIT during the Covered Period. It should be noted that the Drive Shack Opinion is based on the assumptions described therein, the Drive Shack Officers’ Certificate and the FHC Certificates. Additionally, Drive Shack’s qualification and taxation as a REIT during the Covered Period depends upon its ability to have met, through actual annual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which were not reviewed by us. No assurance can be given as to whether the actual results of Drive Shack’s operation for any one taxable year enabled it to qualify as a REIT under the Code, nor can any assurance be given that a failure of Drive Shack to qualify as a REIT under the Code will not prevent New Senior from qualifying as a REIT under the Code. Accordingly, we have assumed for purposes of this opinion that Drive Shack qualified as a REIT under the Code for the Covered Period.

New Senior Investment Group Inc.

November 5, 2019

We express no opinion with respect to the matters addressed in this opinion except as set forth above. This opinion has been prepared for you in connection with the filing of the Registration Statement. This opinion may not be relied upon by anyone else without our prior written consent. We consent to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP